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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GENERAL CABLE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                   06-1398235
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       (State of Incorporation                        (I.R.S. Employer
          or Organization)                          Identification No.)

                  4 TESSENEER DRIVE
              HIGHLAND HEIGHTS, KENTUCKY
                    (606) 572-8000                               41076
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           (Address and Telephone Number of                    (Zip Code)
             Principal Executive Offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]


            Securities to be registered pursuant to Section 12(b) of the Act:



    Title of Each Class                        Name of Each Exchange on Which
    to be so Registered                        Each Class is to be Registered
    -------------------                        ------------------------------
COMMON STOCK, $.01 PER SHARE                     NEW YORK STOCK EXCHANGE





        Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)


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                                Page 1 of 3 pages

Item 1.     Description of Registrant's Securities to be
            Registered.

            The description of the Registrant's common stock, par value $.01 per share, included under the caption "Description of Capital Stock" (pages 46 through and including 50) in the Prospectus forming a part of the Registration Statement on Form S-1 (No. 333-22961) of the Registrant (the "Registration Statement"), first filed with the Securities and Exchange Commission (the "Commission") on March 7, 1997, as amended by Amendment No. 1 thereto (filed with the Commission on April 15, 1997), and Amendment No. 2 thereto (filed with the Commission on April 22, 1997), is incorporated herein by reference.

Item 2.     Exhibits.

            The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to exhibits on Form 8-A have been duly filed with the New York Stock Exchange:

    II-1    -    Amendment No. 2 to the Registration Statement (as
                 filed with the Commission on April 22, 1997).

    II-2    -    Amended and Restated Certificate of Incorporation of the
                 Registrant.

    II-3    -    Amended and Restated By-Laws of the Registrant

    II-4    -    Specimen Common Stock Certificate.





                             Page 2 of 3 pages

                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    GENERAL CABLE CORPORATION


Dated: May 13, 1997                 By:  /s/ Stephen Rabinowitz
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                                             Stephen Rabinowitz
                                             Chairman, President and
                                             Chief Executive Officer



                             Page 3 of 3 pages